UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 3, 2019

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $6.50 par value	AEP	New York Stock Exchange
6.125% Corporate Unit	AEP PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 Director Retirement

On December 3, 2019, Lionel L. Nowell, III notified the Board of Directors (the “Board”) of American Electric Power Company, Inc. (the “Company”) that he will not be standing for re-election as a director at the Company’s 2020 annual meeting of shareholders. Mr. Nowell’s departure from the Board is not due to any disagreement between him and the Company.

Committee Chair Changes

Effective January 1, 2020, the Board appointed David J. Anderson as the Chairman of the Audit Committee (in place of Mr. Nowell). Mr. Anderson is currently a member of the Audit Committee.

Effective January 1, 2020, the Board also appointed Mr. Art A. Garcia as Chairman of the Finance Committee (in place of Mr. Anderson). Mr. Garcia is currently a member of the Finance Committee.

The changes to committee composition discussed above were made with a view to providing for transition for Mr. Nowell’s retirement from the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

December 5, 2019